UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

PAYLOCITY HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Wilke Road

Arlington Heights, Illinois 60004

(Address of principal executive offices, including zip code)

(847) 463-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, Paylocity Holding Corporation (the “Company”) appointed Mark S. Kinsey as its Senior Vice President of Operations, effective May 1, 2015.

Mr. Kinsey, 44, previously was the President of Online Data Collection at Ipsos, a global market research firm from January 2012 to April 2015. Prior to joining Ipsos, Mr. Kinsey held several positions at The Nielsen Company, a global information and measurement company, from July 2002 to January 2012, including Head of North America Consumer Operations and Global Product Leader of consumer household panel services. Before joining The Nielsen Company, Mr. Kinsey was a consultant in the general practice with AT Kearney, a management consulting firm, from 1999 to June 2002.  Mr. Kinsey holds a B.S. in Finance from Ball State University and an M.B.A. from Indiana University.

In connection with his hiring, Mr. Kinsey entered into an Employment Agreement with Paylocity Corporation, to be effective on May 1, 2015 (the “Employment Agreement”). Mr. Kinsey’s initial base salary under the Employment Agreement is $250,000 per year to be reviewed annually. Subject to approval of the Board of Directors, Mr. Kinsey is entitled to a grant of restricted stock units representing the right to receive 25,000 shares of the Company’s common stock upon settlement. The restricted stock units vest annually in four equal installments beginning on the one year anniversary of Mr. Kinsey’s start date, subject to continuous service to the Company. Mr. Kinsey’s target bonus will be 50% of his annual base salary. The bonus will be paid at the direction of the Compensation Committee of the Board of Directors, in its sole discretion based on Mr. Kinsey’s achievement of certain goals established by the Compensation Committee and the Board of Directors.

The Employment Agreement provides that if Mr. Kinsey’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), he will receive twelve months of his base salary as in effect at the time of termination. Any payments of severance to Mr. Kinsey are subject to Mr. Kinsey signing a general release and waiver of claims against the Company.

There are no arrangements or understandings between Mr. Kinsey and any other persons pursuant to which he was appointed as an executive officer of the Company. There are no transactions between the Company and Mr. Kinsey that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Kinsey and any other director or executive officer of the Company.

Item 9.01. Financial Statements and Exhibits

(d)              The following exhibits are filed herewith:

Exhibit 99.1	Press release dated May 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: May 4, 2015	By:	/s/ Steven R. Beauchamp
Steven R. Beauchamp
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 4, 2015.